Exhibit 99.1

JOINT NEWS RELEASE

INDEPENDENT BANK CORP. AND MNB BANCORP REPORT RECEIPT OF REGULATORY APPROVALS AND ANTICIPATED CLOSING DATE
Rockland, Massachusetts and Milford, Massachusetts, November 8, 2018. Independent Bank Corp. (NASDAQ: INDB) (“Independent”), parent of Rockland Trust Company, and MNB Bancorp (“MNB”), parent of The Milford National Bank and Trust Company, jointly reported the following in connection with the proposed merger of MNB with and into Independent:

•	All regulatory approvals relating to the merger have been received and applicable regulatory waiting periods have expired as of November 8, 2018.

•	The deadline for MNB shareholders to elect the form of merger consideration they wish to receive in connection with the merger was 5:00 p.m., Eastern Time on November 6, 2018.

•	The merger is anticipated to close on or about November 14, 2018, with an effective date of November 16, 2018. The transaction remains subject to the satisfaction of customary closing conditions.

Contacts
Independent Bank Corp. Investor: Robert D. Cozzone, Chief Financial Officer Independent Bank Corp. (781) 982-6723 Robert.Cozzone@rocklandtrust.com
Media: Ellen Molle, Public Relations Marketing Manager Rockland Trust Company (781) 982-6537 Ellen.Molle@rocklandtrust.com

MNB Bancorp Daniel R. Devine, Senior Vice President and Chief Financial Officer The Milford National Bank and Trust Company (508) 244-5140 DDEVINE@mlfdbank.com

About Independent Bank Corp.

Independent Bank Corp. has approximately $8.4 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Named in 2017 to The Boston Globe’s “Top Places to Work” list for the ninth consecutive year, Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through approximately 100 retail branches, commercial and residential lending centers, and investment management offices in eastern Massachusetts, including Greater Boston, the South Shore, the Cape and Islands, and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. Independent is an FDIC member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, please visit www.rocklandtrust.com.

About MNB Bancorp

MNB Bancorp, through its wholly owned bank subsidiary, The Milford National Bank and Trust Company, offers a full array of personal banking, business banking, investments, insurance and trust services. Founded in 1849, Milford National operates through three Worcester County, Massachusetts bank branches: two in Milford, Massachusetts and one in the adjacent community of Mendon, Massachusetts. Information about Milford National can be found at www.milfordnationalonline.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of Independent. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and Independent's market area;

•	adverse changes or volatility in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	inability to raise capital on terms that are favorable;

•	additional regulatory oversight and additional costs associated with Independent's anticipated increase in assets to over $10 billion;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in the Independent's market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•
failure to consummate or a delay in consummating the acquisitions of MNB Bancorp and Blue Hills Bancorp, which are subject to certain standard conditions, including regulatory approvals and shareholder approval for the Blue Hills Bancorp transaction;

•	the inability to realize expected synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those acquired in the MNB Bancorp and Blue Hills Bancorp acquisitions;

•
the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and the Consumer Protection Act and regulatory uncertainty surrounding these laws and regulations;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Independent’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

Independent wishes to caution readers not to place undue reliance on any forward-looking statements as Independent’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in Independent’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, Independent disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by Independent following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.